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                                  EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2001 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File nos. 333-40456, 333-31484, 333-78087, 333-51945, 333-40645 and 333-38363) and
(No. 333-36170) on Form S-3 of Concord Communications, Inc.

                                                             Arthur Andersen LLP

                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 21, 2001